UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase Agreement

On January 28, 2016, Enable Midstream Partners, LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”) with CenterPoint Energy, Inc. (the “Purchaser”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) for a cash purchase price of $25.00 per Series A Preferred Unit (the “Issue Price”), resulting in total gross proceeds of $363,000,000. The closing of the Private Placement, which is expected to occur prior to the end of the first quarter of 2016, is subject to the completion of due diligence by the Purchaser, including the review of the Partnership’s audited financial statements and Form 10-K for the year ended December 31, 2015, and certain customary closing conditions. In connection with the Private Placement, the Partnership will redeem approximately $363,000,000 of notes scheduled to mature in 2017 payable to a subsidiary of the Purchaser.

The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchaser. The Partnership, on the one hand, and the Purchaser, on the other hand, have agreed to indemnify each other and their respective officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, in connection with the closing of the Private Placement, the General Partner will execute a Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to, among other things, authorize and establish the terms of the Series A Preferred Units and the other series of preferred units that are issuable upon conversion of the Series A Preferred Units, in the form attached as an exhibit to the Purchase Agreement. Also, the Partnership has agreed to enter into a Registration Rights Agreement with the Purchaser at the closing of the Private Placement, pursuant to which, among other things, the Partnership will give the Purchaser certain rights to require the Partnership to file and maintain a registration statement with respect to the resale of the Series A Preferred Units and any other series of preferred units or common units representing limited partnership interests in the Partnership that are issuable upon conversion of the Series A Preferred Units.

The Series A Preferred Units will rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series A Preferred Units have no stated maturity and are not subject to any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of the Series A Preferred Units will receive, on a non-cumulative basis and if and when declared by Enable GP, LLC, the general partner of the Partnership (the “General Partner”), a quarterly cash distribution, subject to certain adjustments, equal to (x) from the date of original issue to, but not including, the five year anniversary of the original issue date, an annual rate of 10% on the stated liquidation preference and (y) thereafter, an annual rate of LIBOR plus a spread of 850 bps on the stated liquidation preference.

At any time on or after five years after the original issue date, the Partnership may redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose, by paying $25.50 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership (or a third-party with its prior written consent) may redeem the Series A Preferred Units following certain changes in the methodology employed by ratings agencies, changes of control or fundamental transactions as set forth in the Amended Partnership Agreement. If, upon a change of control or certain fundamental transactions, the Partnership (or a third-party with its prior written consent) does not exercise this option, then the holders of the Series A Preferred Units have the option to convert the Series A Preferred Units into a number of common units per Series A Preferred Unit as set forth in the Amended Partnership Agreement. The Series A Preferred Units are also required to be redeemed in certain circumstances if they are not eligible for trading on the New York Stock Exchange.

Holders of Series A Preferred Units will have no voting rights except for limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Series A Preferred Units, the issuance by the Partnership of certain securities, approval of certain fundamental transactions and as required by law.

Upon the transfer of any Series A Preferred Unit to a non-affiliate of the Purchaser, the Series A Preferred Units will automatically convert into a new series of preferred units (the “Series B Preferred Units”) on the later of the date of transfer and the second anniversary of the date of issue. The Series B Preferred Units will have the same terms as the Series A Preferred Units except that unpaid distributions on the Series B Preferred Units will accrue on a cumulative basis until paid.

The Purchase Agreement and the other transactions relating to the Partnership described in this Current Report on Form 8-K (this “Current Report”) were reviewed and approved by the Board of Directors (the “GP Board”) of the General Partner, as well as the Conflicts Committee of the GP Board.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The private placement of the Series A Preferred Units pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of January 28, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENABLE MIDSTREAM PARTNERS, LP

	By:	Enable GP, LLC, its General Partner

Date: February 1, 2016	By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of January 28, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.